UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On February 26, 2013, Campus Crest Communities, Inc., (the “Company”) and subsidiaries of its operating partnership, Campus Crest Communities Operating Partnership, LP, entered into a purchase and sale agreement (the “Purchase Agreement”) with the members (the “Sellers”) of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech”). Pursuant to the terms of the Purchase Agreement and related transactions, the Company has agreed to acquire in steps a 48% interest in a portfolio of 35 student housing properties, one undeveloped land parcel and Copper Beech’s corporate office building (the “CB Portfolio”), for an initial purchase price of approximately $230.2 million. The remaining 52% interest in the CB Portfolio will be held by certain of the current members of CBTC and CBTC PA (the “CB Investors”). This transaction is referred to as the “CB Portfolio Acquisition.”

The Company also expects to acquire from certain investors in the CB Portfolio who are not members of Copper Beech (the “Non-Member Investors”) the interests in the CB Portfolio held by such Non-Member Investors. Upon entering into a purchase and sale agreement with the Non-Member Investors (the “Non-Member Purchase Agreement”), the Company expects its initial purchase will remain at 48% in the aggregate in the CB Portfolio, and there will be a corresponding reduction in the amount the Company has agreed to purchase from the Sellers in the Purchase Agreement. After the Company enters into the Non-Member Purchase Agreement, the Company intends to consummate the acquisition of its initial 48% interest in the CB Portfolio in steps. The Company first will acquire its 48% interest in six properties which do not require lender consent prior to sale, using a portion of the net proceeds of this offering to fund its investment therein. The Company will fund its 48% interest in the remaining properties in the CB Portfolio from an escrow account holding the net proceeds of the offering. The Company will close on its 48% interest in each such remaining property at such time as it obtains the requisite lender consent relating thereto. The Company expects to obtain all such consents and close on its 48% investment in all properties comprising the CB Portfolio by the end of the second quarter of 2013.

The Company will enter into consulting agreements with certain of the CB Investors who initially will be responsible for the day-to-day management of the CB Portfolio. These consulting agreements will remain in place after the Company acquires control of the CB Portfolio, if the Company acquires such control.

The CB Portfolio consists of 35 student housing properties, including two Phase II development properties scheduled to open in fall 2013, plus one undeveloped land parcel in Charlotte, North Carolina and Copper Beech’s corporate office building in State College, Pennsylvania. The CB Portfolio consists primarily of townhouse units located in eighteen geographic markets in the United States across thirteen states, with 30 of the 35 student housing properties having been developed by Copper Beech. As of February 22, 2013, the CB Portfolio comprised approximately 6,239 rentable units with approximately 16,645 rentable beds, including the units and beds expected to become available at the two development properties. The student housing properties have an average age of approximately seven years. As of February 13, 2013, the average occupancy for the student housing properties was approximately 98.5%. For the year ended December 31, 2012, the average monthly total revenue per occupied bed was approximately $470.

Pursuant to the Purchase Agreement, the Company also has the option, but not the obligation, to acquire additional interests in the CB Portfolio over a period of three years. Through May 2014 the Company has the option to acquire an additional 27% interest in the CB Portfolio, increasing the Company’s aggregate interest to 75% which will entitle the Company to a payment of 90% of operating cash flows; through May 2015, the Company has the option to acquire an additional 13.9% interest in the CB Portfolio, increasing the Company’s aggregate interest to 88.9%, which will entitle the Company to a payment of 100% of operating cash flows and provide for the transfer to us of the “day-to-day” management of the CB Portfolio; and through May 2016 the Company has the option to acquire an additional 11.1% interest in the CB Portfolio, increasing the Company’s aggregate interest to 100%. The Purchase Agreement permits the Company to increase, at its option, the proportion of the CB Portfolio that it acquires in each of May 2014 and May 2015. If the Company exercises each of the purchase options, the Company expects that by the end of the second quarter of 2016 the Company will own a 100% interest in the CB Portfolio. The aggregate purchase price upon exercise of the three purchase options, excluding assumed debt, is approximately $404.2 million.

1

If the Company elects to exercise any of the purchase options, the Company is not obligated to exercise any subsequent purchase options. If the Company does not elect to exercise a purchase option, it will lose the right to exercise future purchase options. If the May 2014 purchase option is not exercised, the Company will retain its 48% interest in the CB Portfolio and will be entitled to 48% of operating cash flows and 45% of the proceeds of any sale of any portion of the CB Portfolio, but will not be entitled to any preferred payments from and after the expiration of the May 2014 purchase option. If the May 2014 purchase option is exercised but the May 2015 purchase option is not exercised, the Company will retain its 75% interest in the CB Portfolio and will be entitled to 75% of operating cash flows and 70% of the proceeds of any sale of any portion of the CB Portfolio. If the May 2015 purchase option is exercised but the May 2016 purchase option is not exercised, the Company will retain its 88.9% interest in the CB Portfolio and will be entitled to 88.9% of both operating cash flows and the proceeds of any sale of any portion of the CB Portfolio.

The CB Portfolio Acquisition, including transaction and related costs, is expected to be funded through approximately $230.2 million of net proceeds from of an underwritten public offering of shares of the Company’s common stock which includes a required repayment of debt of approximately $106.7 million subsequent to closing. After the debt repayment, the estimated principal balance of indebtedness of the CB Portfolio will be approximately $469.1 million excluding $19.7 million of construction loans relating to two Phase II developments expected to close in the first quarter of 2013. In addition, in connection with the CB Portfolio Acquisition the Company expects to loan approximately $31.7 million to the CB Investors. The loan has an interest rate of 8.5% per annum and a term of three years, and is secured by the CB Investors’ interests in six unencumbered properties in the CB Portfolio. The principal amount of the loan is expected to be repaid by the CB Investors by reducing the price of future purchase options. If any of the purchase options are not exercised, the CB Investors may, at their option, repay the note through (1) cash payments either in accordance with the repayment schedule in the note or in the form of a one-time prepayment for the outstanding principal amount plus accrued and unpaid interest or (2) payments in kind consisting of a portion of their interests in the CB Portfolio. If the CB Investors elect to repay the note in kind, the Company’s interest in the CB Portfolio will be increased by an amount corresponding to the CB Investors' percentage interest used to repay the note in kind.

In connection with the CB Portfolio Acquisition, we have agreed work with the CB Investors to identify and agree upon student housing property development projects. For each of the first three years following the closing of our initial acquisition of a 48% interest in six properties which do not require lender consent prior to sale, we have agreed to contribute up to $20,000,000 annually to Copper Beech to fund the development of new student housing properties to the extent any such property developments are agreed upon by us and the CB Investors

The Purchase Agreement provides that either the Company or the Sellers may terminate the Purchase Agreement under certain circumstances, including if the initial closing on the six properties which do not require lender consent prior to sale has not occurred by September 30, 2013 (provided that this right will not be available to a party if the failure of the closing to occur on or before this date was primarily due to the failure of such party to perform any of its obligations under the Purchase Agreement). In the Purchase Agreement, the Sellers have agreed that the Company may enforce their obligations under the Purchase Agreement by specific performance, in addition to any other remedy.

The CB Portfolio Acquisition is subject to closing conditions, including, among other things, (i) obtaining certain lender consents, (ii) the accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards, and (iii) the successful completion of an underwritten public offering of shares of the Company’s common stock with net proceeds of at least $264 million. There can be no assurance that any closing condition will be satisfied or waived, if permitted, or that any adverse event, development or change will not occur. Therefore, there can be no assurance with respect to the timing of the closing of the transaction or whether the transaction will be completed on the currently contemplated terms, other terms or at all.

For additional information, reference is made to the Purchase Agreement, which is filed as an Exhibit 2.1 to this Form 8-K. The foregoing description of the CB Portfolio Acquisition and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Purchase Agreement provides information regarding its terms only. It is not intended to provide any other factual information about the CB Portfolio or the Company. The Purchase Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts. The Company may not consummate the CB Portfolio Acquisition on the currently contemplated terms within the Company’s expected time frame, or at all.

2

Item 8.01.           Other Events.

On February 27, 2013, the Company issued a press release announcing the acquisition of Copper Beech Townhome Communities, LLC, a copy of which is attached as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(a)          Financial Statements of Real Estate Operations Acquired. The following is required financial information relating to the Copper Beech Portfolio:

COPPER BEECH TOWNHOME COMMUNITIES PORTFOLIO

Independent Auditors’ Report	F-1
Combined Consolidated Statement of Revenues and Certain Expenses for the Year Ended December 31, 2013	F-2
Notes to Combined Consolidated Statement of Revenues and Certain Expenses	F-3

(b)          Pro Forma Financial Information.

CAMPUS CREST COMMUNITIES, INC.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-7
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	F-9
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012	F-10
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-11

(d)          Exhibits.

The Exhibit Index appearing immediately after the signature page of this Form 8-K is incorporated herein by reference.

3

Independent Auditors’ Report

The Members

Copper Beech Townhome Communities Portfolio:

We have audited the accompanying combined consolidated statement of revenues and certain expenses of Copper Beech Townhome Communities Portfolio for the year ended December 31, 2012, and the related notes (the combined consolidated financial statement).

Management’s Responsibility for the Combined Consolidated Financial Statement

Management is responsible for the presentation of this combined consolidated financial statement in accordance with the rules and regulations of the U.S. Securities and Exchange Commission as described in Note 2; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined consolidated financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined consolidated financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined consolidated financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined consolidated financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined consolidated financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined consolidated financial statement referred to above presents fairly, in all material respects, the combined and consolidated revenues and certain expenses described in Note 2 of Copper Beech Townhome Communities Portfolio for the year ended December 31, 2012, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the combined consolidated financial statement, which describes that the accompanying combined consolidated financial statement was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of Copper Beech Townhome Communities Portfolio’s combined and consolidated revenues and certain expenses. Our opinion is not modified with respect to this matter.

 (signed) KPMG LLP

New York, New York

February 26, 2013

F-1

Copper Beech Townhome Communities Portfolio

Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2012

(In thousands)

Revenues:
Student housing rentals	$83,219
Student housing services	6,314
Total revenues	89,533
Certain expenses:
Student housing operations	31,499
General and administration	1,624
Interest expense	27,232
Total certain expenses	60,355

Revenues in excess of certain expenses	$29,178

See accompanying notes to the combined consolidated statement of revenues and certain expenses

F-2

Copper Beech Townhome Communities Portfolio

Notes to the Combined Consolidated Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2012

Note 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Copper Beech Townhome Communities Portfolio (the "CB Portfolio") consists of a group of student rental townhome communities under common control. Each property is held in a separate entity with varied ownership and ownership percentages. Certain entities own and consolidate special-purpose entities that were formed to facilitate borrowings under their respective loans. The CB Portfolio also includes entities that own the corporate headquarters and provide management and administrative services to the properties. Common control exists across all entities in the CB Portfolio.

Description of Business

The CB Portfolio holds student rental properties in eighteen geographic markets in the United States spanning thirteen states. The CB Portfolio is comprised of (a) 35 student housing properties, including expansion projects at two existing properties, (b) a parcel of undeveloped land and (c) a corporate headquarters building. As of December 31, 2012, the CB Portfolio included student housing properties in the following markets, of which certain markets are served by multiple properties:

Geographic Market	Educational Institution	Initial Year in Market
State College, PA	Penn State University	1996
Harrisonburg, VA	James Madison University	2000
Indiana, PA	Indiana University of Pennsylvania	2000
Radford, VA	Radford University	2002
West Lafayette, IN	Purdue University	2003
Bloomington, IN	Indiana University	2005
Mt. Pleasant, MI	Central Michigan University	2005
Bowling Green, OH	Bowling Green State University	2005
Fresno, CA	California State University, Fresno	2006
Allendale, MI	Grand Valley State University	2006
Columbia, MO	University of Missouri	2006
Kalamazoo, MI	Western Michigan University	2007
Columbia, SC	University of South Carolina	2007
Statesboro, GA	Georgia Southern University	2007
Greenville, NC	East Carolina University	2008
Morgantown, WV	West Virginia University	2009
Auburn, AL	Auburn University	2009
San Marcos, TX	Texas State University	2010

During 2012, all of the student housing properties were operating during the entire year with the exception of two property expansions that were under construction. Management anticipates that these properties will be in operation in 2013.

Campus Crest Communities, Inc. plans to acquire a 48% equity interest in the CB Portfolio in 2013 (the "Transaction").

F-3

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined consolidated statement of revenues and certain expenses for the year ended December 31, 2012 was prepared for the purpose of inclusion in the current report on Form 8-K of Campus Crest Communities, Inc. and to comply with the rules and regulations of the United States Securities and Exchange Commission for the acquisition of real estate properties. The combined consolidated statement of revenues and certain expenses is not intended to be a complete presentation of the actual operations of the CB Portfolio for the period presented, as certain expenses have been excluded that may not be comparable to the expenses to be incurred in the proposed future operations of the CB Portfolio. The combined consolidated statement of revenues and certain expenses excludes the following expenses which may not be comparable to the proposed future operations of the CB Portfolio: depreciation and amortization, interest expense related to debt that will be repaid, and other expenses not directly related to the proposed future operations of the CB Portfolio. Management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results.

The entities comprising the CB Portfolio are owned by individuals or investment entities for the period presented. All of the CB Portfolio entities are under common management and control. The accompanying combined consolidated statement of revenues and certain expenses includes the accounts of the CB Portfolio and all significant intercompany activity among the combined and consolidated entities have been eliminated.

Aside from the CB Portfolio’s strategic focus in the student rental market, there are no material concentrations of tenants throughout the properties.

Use of Estimates

The preparation of combined consolidated statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of combined and consolidated revenue and certain expenses. Actual results could differ from those estimates.

Revenue Recognition

Tenants (primarily students) are required to execute lease contracts with monthly payment schedules. Rental revenue is recognized on a straight-line basis over the term of the respective leases. Generally, each executed lease is required to be accompanied by a signed parental guaranty. Service revenue is recognized when earned.

Student Housing Operating Expenses

Student housing operating expenses represent the direct expenses of operating the properties and consist primarily of payroll, utilities, repairs and maintenance, insurance, property taxes, and other operating expenses that are expected to continue in the proposed future operations of the properties.

Certain costs such as interest, property taxes, and insurance are capitalized during the construction period. Upon the property being placed in service for tenant use, any such subsequent costs are recorded as operating expenses in the period in which they are incurred.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

In connection with the Transaction, the CB Portfolio and certain of its members have agreed to settle various litigation matters arising from disputes among members. All litigation among members associated with the Transaction and any other open matters among members will be resolved in connection with the Transaction. The settlement will consist of an accelerated payout of membership interests to the affected members. Costs associated with the litigation and settlement have not been included in the accompanying combined consolidated statement of revenues and certain expenses as these amounts are not anticipated to be recurring in the proposed future operations of the properties.

Management is not aware of any other material litigation nor, to management’s knowledge, is any material litigation currently threatened against the CB Portfolio other than routine litigation, claims, and administrative proceedings arising in the ordinary course of business.

F-4

NOTE 3 – LONG-TERM DEBT AND INTEREST EXPENSE

The CB Portfolio’s combined consolidated statement of revenues and certain expenses includes interest expense of approximately $27.1 million resulting from loans of approximately $469.1 million as of December 31, 2012. These loans are typically secured by the underlying properties. The loans carry various maturity dates and fixed and variable interest rates ranging from 3.21% to 6.27%.

Also included in interest expense in the CB Portfolio’s combined consolidated statement of revenues and certain expenses is approximately $0.1 million resulting from three lines of credit totaling $6.5 million with variable interest rates ranging from 3.36% to 4.25% at December 31, 2012. The lines of credit will remain available for use after the Transaction. Approximately $0.7 million of these lines was unused and available for borrowing as of December 31, 2012.

Not included in the $469.1 million in loans noted above, is approximately $106.7 million in outstanding loans that are expected to be repaid using certain proceeds from the Transaction. The related interest expense associated with these loans of approximately $4.7 million has been excluded from this combined consolidated statement of revenues and certain expenses.

The following summarizes the key elements of the long-term debt expected to remain within the CB Portfolio:

		(in thousands)
		Original	December 31, 2012
Entity	Maturity	Borrowing	Carrying amount	Interest
CB1	02/2016	$5,250	$5,127	5.61%
CB2	08/2019	8,805	8,671	5.97%
CBTC1	10/2020	5,750	5,737	4.99%
CBTC3	06/2014	7,400	6,482	5.02%
CBTC4	10/2015	6,250	6,087	5.90%
CBTC7	11/2016	12,400	12,247	5.99%
CBTC10	10/2015	20,200	18,976	5.24%
CBTC11	10/2014	16,000	14,482	5.23%
CBTC12	10/2016	10,860	10,724	6.22%
CBTC13	10/2015	20,000	18,839	5.47%
CBTC15	10/2015	13,000	12,642	5.63%
CBTC16	10/2016	23,780	23,465	5.98%
CBTC20	10/2016	24,516	24,208	6.22%
CBTC21	10/2017	31,000	30,941	5.81%
CBTC23	10/2017	30,450	30,392	5.81%
CBTC24	09/2017	11,896	11,864	6.27%
CBTC25	09/2017	36,936	36,837	6.27%
CBTC27	10/2020	8,300	8,074	5.68%
CBTC30	09/2020	48,200	48,043	5.34%
CBTC32	08/2020	6,300	6,104	5.14%
VARIOUS	06/2016	120,000	117,688	5.45%
VARIOUS	06/2016	10,000	9,807	5.45%
CBTC31	no maturity	1,500	1,500	Prime (3.25% at December 31, 2012)
CBCA	05/2014	660	200	LIBOR plus 3% (3.21% at December 31, 2012)
		$479,453	$469,137

The CBTC31 loan is from a member of that entity.

F-5

Note 4 – RELATED PARTY TRANSACTIONS

The CB Portfolio pays certain aircraft expenses to an affiliate for amounts associated with the use of an aircraft. Such expenses for the year ended December 31, 2012 totaled approximately $0.5 million.

The CB Portfolio is party to a land lease with an affiliate near Penn State University in State College, Pennsylvania. The lease has an initial term of 29 years that expires in 2038 and carries an exclusive option to renew for two additional six-year periods. Annual payments to the affiliate associated with the lease are not significant.

Note 5 – Subsequent Events

Events occurring through February 26, 2013 have been evaluated for potential recognition or disclosure in the combined consolidated statement of revenues and certain expenses, the date the combined consolidated financial statement was available to be issued.

F-6

Campus Crest Communities, Inc.

unaudited pro forma condensed consolidated financial statements

On February 26, 2013, we and subsidiaries of Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”), entered into a purchase and sale agreement (the “Purchase Agreement”) with the members of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech”). Pursuant to the terms of the Purchase Agreement and related transactions we have agreed to acquire in steps a 48.0% interest in a portfolio of 35 student housing properties, one undeveloped land parcel and Copper Beech’s corporate office building (the “CB Portfolio”), for an initial purchase price of approximately $230.2 million. The remaining 52.0% interest in the CB Portfolio will be held by certain of the current members of CBTC and CBTC PA (the “CB Investors”). We refer to this transaction as the “CB Portfolio Acquisition.”

We also expect to acquire from certain investors in the CB Portfolio who are not members of Copper Beech (the “Non-Member Investors”) the interests in the CB Portfolio held by such Non-Member Investors. Upon entering into a purchase and sale agreement with the Non-Member Investors (the “Non-Member Purchase Agreement”), we expect our initial purchase will remain at 48% in the aggregate in the CB Portfolio, and there will be a corresponding reduction in the amount we have agreed to purchase from the Sellers in the Purchase Agreement. After we enter into the Non-Member Purchase Agreement, we intend to consummate the acquisition of our initial 48% interest in the CB Portfolio in steps. We first will acquire our 48% interest in six properties which do not require lender consent prior to sale, using a portion of the net proceeds of this offering to fund our investment therein. We will fund our 48% investment in the remaining properties in the CB Portfolio from an escrow account holding the net proceeds of this offering. We will close on our 48% investment in each such remaining property at such time as we obtain the requisite lender consent relating thereto. We expect to obtain all such consents and close on our 48% investment in all properties comprising the CB Portfolio by the end of the second quarter of 2013.

The CB Portfolio Acquisition, including transaction and related costs, is expected to be funded through approximately $230.2 million of net proceeds from this offering which includes a required repayment of approximately $106.7 million of debt. After the debt repayment, the estimated fair value of indebtedness of the CB Portfolio will be approximately $515.2 million. In addition, in connection with the CB Portfolio Acquisition we expect to loan approximately $31.7 million to the CB Investors. The loan has an interest rate of 8.5% per annum and a term of three years, and is secured by the CB Investors’ interests in six unencumbered properties in the CB Portfolio. The principal amount of the loan is expected to be repaid by the CB Investors by reducing the price of future purchase options. If any of the purchase options are not exercised, the CB Investors may, at their option, repay the note through (1) cash payments either in accordance with the repayment schedule in the note or in the form of a one-time prepayment for the outstanding principal amount plus accrued and unpaid interest or (2) payments in kind consisting of a portion of their interests in the CB Portfolio. If the CB Investors elect to repay the note in kind, our interest in the CB Portfolio will be increased by an amount corresponding to the CB Investors' percentage interest used to repay the note in kind.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of December 31, 2012, as adjusted for the acquisition of a 48.0% interest in the CB Portfolio, as if the transaction had occurred on December 31, 2012. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 is presented as if the transaction occurred on January 1, 2012.

The CB Portfolio Acquisition is expected to be accounted for using the equity method of accounting. For the purpose of determining our share of the earnings and losses of the CB Portfolio after the date of our investment, the fair values of the CB Portfolio’s assets and liabilities will be determined. The fair values used to determine our share of earnings related to our investment in the CB Portfolio that are reflected in these Unaudited Pro Forma Condensed Consolidated Financial Statements have not been finalized and are based upon preliminary estimates of fair values, which is the best available information at the current time. The final determination of the fair values of their assets and liabilities, which cannot be made prior to the completion of the CB Portfolio Acquisition, will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the transaction is completed. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements which could result in a material change to the amounts recorded in equity in earnings of unconsolidated entities. Additionally, proceeds assumed to satisfy our purchase obligation are predicated on anticipated issuances of equity securities by the Company. There can be no assurance that such transactions will occur on the terms estimated or at all.

F-7

These Unaudited Pro Forma Condensed Consolidated Financial Statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by us. However, they are not necessarily indicative of what our consolidated financial condition or results of operations actually would have been assuming the CB Portfolio Acquisition had occurred as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. The final valuation of assets and liabilities, allocation of the purchase price, timing of completion of the CB Portfolio Acquisition and other changes to the CB Portfolio's tangible and intangible assets and liabilities that occur prior to completion of the CB Portfolio Acquisition, as well as the ability to obtain loan servicer consents or satisfy other closing conditions, could cause material differences in the information presented.

This unaudited pro forma condensed consolidated information should be read in conjunction with the historical financial information and notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 26, 2013.

F-8

Campus Crest Communities, Inc.

unaudited pro forma condensed consolidated BALANCE SHEET

As of December 31, 2012

(In thousands)

		CB Portfolio
	As Reported	Acquisition		Pro Forma
	December 31,	December 31,		December 31,
	2012	2012		2012
ASSETS
Investment in real estate, net:
Student housing properties	$669,387	$-		$669,387
Accumulated depreciation	(97,820)	-		(97,820)
Development in process	50,781	-		50,781
Investment in real estate, net	622,348	-		622,348
Investment in unconsolidated entities	22,555	230,200	(a)	252,755
Cash and cash equivalents	5,970	-		5,970
Restricted cash	3,902	-		3,902
Student receivables, net of allowance for doubtful accounts	2,193	-		2,193
Cost and earnings in excess of construction billings	23,077	-		23,077
CB Portfolio note receivable	-	31,700	(b)	31,700
Other assets, net	16,275	-		16,275
Total assets	$696,320	$261,900		$958,220

LIABILITIES AND EQUITY
Liabilities:
Mortgage and construction loans	$218,337	$-		$218,337
Line of credit and other debt	75,375	7,561	(c)	82,936
Accounts payable and accrued expenses	45,634	-		45,634
Construction billings in excess of cost and earnings	49	-		49
Other liabilities	12,023	-		12,023
Total liabilities	351,418	7,561		358,979
Commitments and contingencies
Equity:
Preferred stock, 8.00% Series A Cumulative Redeemable	23	-		23
Common stock	386	222	(d)	608
Additional common and preferred paid-in capital	377,180	266,817	(d)	643,997
Accumulated deficit and distributions	(37,047)	(12,700	)(e)	(49,747)
Accumulated other comprehensive loss	(58)	-		(58)
Total Campus Crest Communities, Inc.stockholders' equity	340,484	254,339		594,823
Noncontrolling interests	4,418	-		4,418
Total equity	344,902	254,339		599,241
Total liabilities and equity	$696,320	$261,900		$958,220

See accompanying notes to unaudited Pro Forma Condensed Consolidated Financial Statements.

F-9

Campus Crest Communities, Inc.

unaudited pro forma condensed consolidated STATEMENT OF OPERATIONs

FOR THE YEAR ENDED December 31, 2012

(In thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments		Pro Forma
	Year Ended	Year Ended		Year Ended
	December 31,	December 31,		December 31,
	2012	2012		2012
Revenues:
Student housing rental	$79,861	$-		$79,861
Student housing services	3,223	-		3,223
Development, construction and management services	54,295	-		54,295
Total revenues	137,379	-		137,379
Operating expenses:
Student housing operations	37,793	-		37,793
Development, construction and management services	50,493	-		50,493
General and administrative	8,845	-		8,845
Ground leases	217	-		217
Depreciation and amortization	23,837	-		23,837
Total operating expenses	121,185	-		121,185
Equity in earnings of unconsolidated entities	361	4,251	(aa)	4,612
Operating income	16,555	4,251		20,806

Nonoperating income (expense):
Interest expense	(11,545)	(189)		(11,734)
Interest income from CB Portfolio note receivable	-	2,695	(bb)	2,695
Change in fair value of interest rate derivatives	(216)	-		(216)
Other income (expense)	(194)	-		(194)
Gain on purchase of previously unconsolidated entities	6,554	-		6,554
Total nonoperating expense	(5,401)	2,506		(2,895)
Net income before income tax expense	11,154	6,757		17,911
Income tax expense	(356)	-		(356)
Net income	10,798	6,757		17,555
Net income attributable to noncontrolling interests	46	50		96
Dividends on preferred stock	4,114	-		4,114
Net income attributable to common stockholders	$6,638	$6,707		$13,345

Net income per share attributable to common stockholders:
Basic	$0.19			$0.23
Diluted	$0.19			$0.23

Weighted-average common shares outstanding:
Basic	34,781			56,981
Diluted	35,217			57,417

See accompanying notes to unaudited Pro Forma Condensed Consolidated Financial Statements.

F-10

Campus Crest Communities, Inc.

NOTES TO unaudited pro forma condensed

consolidated financial statements

1. Basis of Pro Forma Presentation

Campus Crest Communities, Inc., together with its subsidiaries, referred to herein as the “Company,” “we,” “us,” “our,” and “Campus Crest,” is a self-managed, self-administered and vertically-integrated real estate investment trust (“REIT”) focused on developing, building, owning and managing a diversified portfolio of high-quality, residence life focused student housing properties. We operate our business through Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”) and our subsidiaries.

On February 26, 2013, we and subsidiaries of our Operating Partnership entered into a purchase and sale agreement (the “Purchase Agreement”) with the members of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech”). Pursuant to the terms of the Purchase Agreement and related transactions we have agreed to acquire in steps a 48.0% interest in a portfolio of 35 student housing properties, one undeveloped land parcel and Copper Beech’s corporate office building (the “CB Portfolio”) for an initial purchase price of approximately $230.2 million. The remaining 52.0% interest in the CB Portfolio will be held by certain of the current members of CBTC and CBTC PA (the “CB Investors”). We refer to this transaction as the “CB Portfolio Acquisition.”

We also expect to acquire from certain investors in the CB Portfolio who are not members of Copper Beech (the “Non-Member Investors”) the interests in the CB Portfolio held by such Non-Member Investors. Upon entering into a purchase and sale agreement with the Non-Member Investors (the “Non-Member Purchase Agreement”), we expect our initial purchase will remain at 48% in the aggregate in the CB Portfolio, and there will be a corresponding reduction in the amount we have agreed to purchase from the Sellers in the Purchase Agreement. After we enter into the Non-Member Purchase Agreement, we intend to consummate the acquisition of our initial 48% interest in the CB Portfolio in steps. We first will acquire our 48% interest in six properties which do not require lender consent prior to sale, using a portion of the net proceeds of this offering to fund our investment therein. We will fund our 48% investment in the remaining properties in the CB Portfolio from an escrow account holding the net proceeds of this offering. We will close on our 48% investment in each such remaining property at such time as we obtain the requisite lender consent relating thereto. We expect to obtain all such consents and close on our 48% investment in all properties comprising the CB Portfolio by the end of the second quarter of 2013.

The CB Portfolio Acquisition, including transaction and related costs, is expected to be funded through approximately $230.2 million of net proceeds from this offering which includes a required repayment of approximately $106.7 million of debt. After the debt repayment, the estimated fair value of indebtedness of the CB Portfolio will be approximately $515.2 million. In addition, in connection with the CB Portfolio Acquisition we expect to loan approximately $31.7 million to the CB Investors. The loan has an interest rate of 8.5% per annum and a term of three years, and is secured by the CB Investors’ interests in six unencumbered properties in the CB Portfolio. The principal amount of the loan is expected to be repaid by the CB Investors by reducing the price of future purchase options. If any of the purchase options are not exercised, the CB Investors may, at their option, repay the note through (1) cash payments either in accordance with the repayment schedule in the note or in the form of a one-time prepayment for the outstanding principal amount plus accrued and unpaid interest or (2) payments in kind consisting of a portion of their interests in the CB Portfolio. If the CB Investors elect to repay the note in kind, our interest in the CB Portfolio will be increased by an amount corresponding to the CB Investors' percentage interest used to repay the note in kind.

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a) Represents our initial equity contribution for the purchase of a 48.0% interest in the CB Portfolio.

(b) Represents a note receivable from certain of the current members of CBTC and CBTC PA which bears interest at 8.5% per annum.

(c) Represents the remaining amount needed to fund the CB Portfolio Acquisition.

(d) Represents the estimated net proceeds from the issuance of approximately 22.2 million shares of the Company’s common stock based on $12.53 per share in this offering, net of expected issuance costs of approximately $11.1 million. The estimated price per share is equal to the closing price of the Company’s common stock on the NYSE on February 26, 2013. The fair market value of the shares will be determined at issuance. The shares of common stock expected to be issued upon closing of the offering, assuming no discount in share price, are valued as follows (amounts in thousands, except per share data):

Number of shares issued	22,200
Estimated issuance price, per share	$12.53
Gross value of shares issued	$278,166

If the price per share of the Company's common stock were to increase or decrease by 5 percent, the value of the shares issued would correspondingly change by $13.9 million.

(e) Represents estimated transaction costs expected to be incurred for the CB Portfolio Acquisition consisting primarily of investment banking advisory fees and other professional services and fees related to the required repayment of debt. The estimated transaction costs are not included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012 as they represent a non-recurring charge that results directly from the acquisition and will be included in our consolidated financial results within the period of the transaction. Upon completion of the CB Portfolio Acquisition, the Company will complete its evaluation of the accounting treatment of these costs, some of which may be required to be recorded as an increase to investment in unconsolidated entities. Amount excludes costs related to equity financing, as disclosed elsewhere in these Unaudited Pro Forma Condensed Consolidated Financial Statements.

F-11

Campus Crest Communities, Inc.

NOTES TO unaudited pro forma condensed

consolidated financial statements

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(aa) Reflects our proportionate share of the CB Portfolio's earnings. CB Portfolio's current period earnings reflects preliminary purchase price allocations based on estimated fair value to real estate and identifiable intangible assets (dollars in thousands):

Land	$96.2
Buildings	815.7
Furniture, fixtures and equipment	63.1
Intangible assets	19.8
Total assets	$994.8

(bb) Reflects interest income earned on the CB Portfolio note receivable.

4. Funds from Operations ("FFO")

FFO is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated and combined financial statements included in our Annual Report on Form 10-K. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

F-12

Campus Crest Communities, Inc.

NOTES TO unaudited pro forma condensed

consolidated financial statements

The following table presents a reconciliation of our pro forma net income to our pro forma FFO for the year ended December 31, 2012 (in thousands):

		Pro Forma
	As Reported	Adjustments		Pro Forma
	Year Ended	Year Ended		Year Ended
	December 31,	December 31,		December 31,
	2012	2012		2012

Net income attributable to common stockholders	$6,638	$6,707	(cc)	$13,345
Net income attributable to noncontrolling interests	46	50		96
Gain on purchase of joint venture properties	(6,554)	-		(6,554)
Real estate related depreciation and amortization	23,521	-		23,521
Real estate related depreciation and amortization unconsolidated joint ventures	1,731	21,273	(dd)	23,004
FFO	$25,382	$28,030		$53,412

		Pro Forma
	As Reported	Adjustments		Pro Forma
	Year Ended	Year Ended		Year Ended
	December 31,	December 31,		December 31,
	2012	2012		2012

	$25,382	$28,030		$53,412
Elimination of write-off of unamortized deferred financing fees	966	-		966
Elimination of fair value adjustment of debt	-	(5,527	)(ee)	(5,527)
Funds from operations adjusted (“FFOA”)	$26,348	$22,503		$48,851

FFO per share - diluted	$0.72			$0.93
FFOA per share - diluted	$0.75			$0.85

Weighted-average common shares and OP Units outstanding-diluted:	35,217			57,417

(cc) Reflects adjustments for our proportionate share of the CB Portfolio's current period earnings.

(dd) Reflects adjustments for our proportionate share of the CB Portfolio's depreciation of approximately $16.3 million and amortization of in-place lease intangibles of approximately $5.0 million.

(ee) Reflects our proportionate share of the fair value adjustment amortized to interest expense related to the CB Portfolio’s outstanding debt subsequent to the expected repayment of approximately $106.7 million.

F-13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: February 27, 2013	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

2.1	Purchase and Sale Agreement, dated as of February 26, 2013, by and among CA-Campus Crest, LLC, CA-Campus Crest PA, LLC, Campus Crest Communities, Inc., Copper Beech Townhome Communities, LLC, Copper Beech Townhome Communities (PA), LLC and the sellers named therein

23.1	Consent of KPMG LLP

99.1	Press Release dated February 27, 2013

99.2	CB Portfolio Acquisition Transaction Fact Sheet